UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Accredited Mortgage Loan REIT Trust

(Exact name of registrant as specified in its charter)

Maryland	35-2231035

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

15090 Avenue of Science, San Diego, California 92128

(Address of principal executive offices) (Zip Code)

Accredited Home Lenders Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	04-3669482

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

15090 Avenue of Science, San Diego, California 92128

(Address of principal executive offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A(c), check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-117484 and 333-117484-01.

Securities to be registered Pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered

“Series A Perpetual Cumulative Preferred Shares” of Accredited Mortgage Loan REIT Trust (and the Guarantee by Accredited Home Lenders Holding Co. with respect thereto).	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANTS’ SECURITIES TO BE REGISTERED.

The securities to be registered hereby are the Series A Perpetual Cumulative Preferred Shares (the “Series A Preferred Shares”), of Accredited Mortgage Loan REIT Trust (the “Trust”) and the related guarantee (the “Guarantee”) of Accredited Home Lenders Holding Co. (the “Parent”). The Guarantee, which is set forth in a guarantee agreement to be executed by the Parent for the benefit of the holders of the Series A Preferred Shares, is a full and unconditional guarantee, of (i) accrued and unpaid dividends (whether or not declared) payable on the Series A Preferred Shares, (ii) the redemption price (including all accrued and unpaid dividends) payable with respect to any of the Series A Preferred Shares redeemed by the Trust and (iii) the liquidation preference payable with respect to any of the Series A Preferred Shares as described in the documents referred to below.

For a description of the Series A Preferred Shares and the Guarantee, see the information set forth under the captions “Description of REIT’s Series A Preferred Shares” and “Description of Guarantee,” respectively, in the prospectus supplement filed with the Securities and Exchange Commission by the Trust and the Parent on August 10, 2004, relating to Amendment No. 2 to the Registration Statement on Form S-3 (File Nos. 333-117484 and 333-117484-01) of the Trust and the Parent (together with all exhibits to such Registration Statement, the “Registration Statement”), which information is incorporated herein by reference thereto.

ITEM 2. EXHIBITS

1. Specimen Certificate for Series A Preferred Shares (Incorporated by reference to Exhibit 4.1 of the Parent’s Current Report on Form 8-K, dated August 9, 2004 (Commission File No. 000-50179)).

2. Form of Articles Supplementary to Declaration of Trust of Accredited Mortgage Loan REIT Trust (Incorporated by reference to Exhibit 4.2 of the Parent’s Current Report on Form 8-K, dated August 9, 2004 (Commission File No. 000-50179)).

3. Declaration of Trust of Accredited Mortgage Loan REIT Trust (Incorporated by reference to Exhibit 99.1 to the Registration Statement).

4. Bylaws of Trust of Accredited Mortgage Loan REIT Trust (Incorporated by reference to Exhibit 99.2 to the Registration Statement).

5. Amended and Restated Certificate of Incorporation of the Parent dated September 16, 2002, as amended (Incorporated herein by reference to Exhibit 3.1 of Amendment No. 3 to the Parent’s Registration Statement on Form S-1 filed on November 12, 2002 (File No. 333-91644)).

6. Bylaws of the Parent (Incorporated herein by reference to Exhibit 3.2 of Amendment No. 3 to the Parent’s Registration Statement on Form S-1 filed on November 12, 2002 (File No. 333-91644)).

7. Form of Guarantee Agreement of the Parent (Incorporated by reference to Exhibit 4.3 of the Parent’s Current Report on Form 8-K, dated August 9, 2004 (Commission File No. 000-50179)).

8. Prospectus Supplement, including the Base Prospectus, filed by the Parent and the Trust on August 10, 2004 (File Nos. 333-117484 and 333-117484-01).

SIGNATURE

Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

ACCREDITED MORTGAGE LOAN REIT TRUST

Date: August 11, 2004

By:	/s/ John S. Buchanan
Name:	John S. Buchanan
Title:	Chief Financial Officer

ACCREDITED HOME LENDERS HOLDING CO.

Date: August 11, 2004

By:	/s/ Ray W. McKewon
Name:	Ray W. McKewon
Title:	Executive Vice President